EXHIBIT 99.1

                                [SIX FLAGS LOGO]

                   SIX FLAGS ADOPTS SHAREHOLDER RIGHTS PLAN

New York, NY - December 3, 2008 - Six Flags, Inc. (NYSE: SIX) announced today that its Board of Directors approved the adoption of a shareholder rights plan (the "Rights Plan") under which one right will be distributed as a dividend on each share of common stock held of record as of the close of business on December 17, 2008 (the "Rights"). The distribution of the Rights is not taxable to shareholders.

Each Right, if and when it becomes exercisable, entitles the holder to buy one one-thousandth of a share of Series A Junior Preferred Stock for $1.25 (subject to adjustment). If any person or group becomes the beneficial owner of 15% or more of Six Flags' common stock at any time after the date of the Rights Plan (with certain limited exceptions), then each Right not owned by such person or group will entitle its holder to purchase, at the Right's then-current exercise price, shares of common stock of the Company or, in certain circumstances, the acquiring person, having a market value of twice the Right's then-current exercise price. The Rights Plan, which is similar to the rights plans of many other public companies, will expire on December 2, 2018, unless the rights are earlier redeemed or the Rights Plan is terminated earlier by Six Flags.

The Company indicated that the rights plan is not a response to any current accumulation of shares or specific effort to acquire control of Six Flags but rather is a measured response given market volatility.

Six Flags will file a Form 8-K and Form 8-A with the United States Securities and Exchange Commission that will contain additional information regarding the terms and conditions of the Rights Plan.

About Six Flags

Six Flags, Inc. is the world's largest regional theme park company with 20 parks across the United States, Mexico and Canada. Founded in 1961, Six Flags has provided world class entertainment for millions of families with cutting-edge, record-shattering roller coasters and appointment programming and special events such as the weekly Summer Concert Series, Fright Fest and Holiday in the Park. Now 47 years strong, Six Flags is recognized as the preeminent thrill innovator while reaching to all demographics -- families, teens, tweens and thrill seekers alike -- with themed attractions based on the Looney Tunes characters, the Justice League of America, skateboarding legend Tony Hawk, The Wiggles and Thomas the Tank Engine. Six Flags, Inc. is a publicly-traded corporation (NYSE:SIX) headquartered in New York City.

Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2007, which is available free of charge on Six Flags' website http://www.sixflags.com.

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Media Contact: Sandra Daniels - (212) 652-9360  Investor Relations: William
Schmitt - (203) 682-8200